Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) and the unaudited pro forma condensed combined statement of operations (“Pro Forma Statement of Operations”) based upon the historical financial statements of Bally’s Corporation (“Bally’s” or the “Corporation”), the Acquired Companies (as defined below) and Gamesys Group plc (“Gamesys”), after giving effect to the acquisitions of the Acquired Companies (the “Completed Acquisitions”) and the Company’s planned acquisition with Gamesys (the “Gamesys Acquisition”), the Financing Transaction (as defined below) and the Equity Offerings (as defined below) (collectively, the “Transactions”), and the adjustments described in the accompanying notes.

The Pro Forma Statement of Operations for the three months ended March 31, 2021 and year ended December 31, 2020 give effect to the Transactions as if each of them had occurred on January 1, 2020. The Pro Forma Balance Sheet as of March 31, 2021 gives effect to the Gamesys Acquisition, the Financing Transaction, and the Equity Offerings as if each of them had occurred on March 31, 2021.

The Unaudited Pro Forma Financial Information set out below have been prepared in accordance with Article 11 of Regulation S-X, as amended by the Securities and Exchange Commission (“SEC”) Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Pro Forma Financial Information reflects transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Balance Sheet and Pro Forma Statement of Operations.

The Unaudited Pro Forma Financial Information has been prepared for illustrative purposes only. The hypothetical financial position or results included in the Unaudited Pro Forma Financial Information may differ from the Company’s actual financial position or results following the Transactions. The Unaudited Pro Forma Financial Information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by the Company in its historical financial statements for the three months ended March 31, 2021 and the year ended December 31, 2020. In preparing the Unaudited Pro Forma Financial Information, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Bally’s, the Acquired Companies and Gamesys.

Completed Acquisitions

On July 1, 2020, the Company closed its acquisition of each of IOC-Kansas City, Inc. (“Casino KC”) and Rainbow Casino-Vicksburg Partnership, L.P. (“Casino Vicksburg”) from Caesars Entertainment, Inc., formerly Eldorado Resorts, Inc. (“Caesars”), for an aggregate purchase price of $230,000,000 in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement, dated July 10, 2019, among Bally’s, Caesars and various of their affiliates. This acquisition was funded with available cash on hand at July 1, 2020 and from borrowings under the Company’s revolving credit facility.

On December 23, 2020, the Company closed its acquisition of Eldorado Resort Casino Shreveport (“Shreveport”) from Caesars for a purchase price of $140,000,000 in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement, dated April 24, 2020 (the “Shreveport/MontBleu Agreement”), among Bally’s, Caesars and certain of their affiliates. This acquisition was funded with available cash on hand at December 23, 2020 and from borrowings under the Company’s revolving credit facility.

The acquisitions of Casino KC, Casino Vicksburg, and Shreveport (together the “Acquired Companies”) are being accounted for as business combinations using the acquisition method with Bally’s as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting the respective purchase prices for the Completed Acquisitions will be allocated to the Acquired Companies’ assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the relevant acquisition.

Gamesys Acquisition

On April 13, 2021, the Company issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers disclosing the terms of the Gamesys Acquisition pursuant to which Bally’s would acquire the entire issued and to be issued ordinary share capital of Gamesys. Under the terms of the Gamesys Acquisition, Gamesys shareholders would be entitled to receive 1,850 pence in cash for each share of Gamesys or, under a share alternative, Gamesys shareholders would be able to elect to receive newly issued common shares of the Company in lieu of part or all of the cash consideration to which they would be entitled to elect to receive under the Gamesys Acquisition at an exchange ratio of 0.343 new Bally’s common shares for each Gamesys share. Current shareholders holding an aggregate amount of 25.6% of Gamesys’ shares have agreed to receive shares of Bally’s stock in the Gamesys Acquisition, so the minimum number of shares to be issued, per agreement with certain shareholders, is 9,605,201 which is the number of shares assumed to be issued for purposes of this Unaudited Pro Forma Financial Information. An increase in the number of shares issued could materially impact the Unaudited Pro Forma Financial Information. The Gamesys Acquisition is expected to be accounted for as a business combination using the acquisition method with Bally’s as the accounting acquirer in accordance with ASC 805. In arriving at the conclusion that Bally’s is the accounting acquirer, the Company considered the structure of the transaction, relative outstanding share ownership, the composition of the combined company’s board of directors, the relative size of Bally’s and Gamesys, and the designation of certain senior management positions of the combined company.

Financing Transaction

On April 13, 2021, Bally’s entered into a secured bridge loan agreement (the ‘‘Bridge Facility’’), subject to limited conditions, under which the lenders party thereto agreed to provide the financing necessary to pay the cash portion of the consideration payable to Gamesys’ shareholders upon consummation of the Gamesys Acquisition and related fees and expenses (the “Bridge Commitment”). The remaining proceeds from the Bridge Facility, together with the GLPI Commitment (defined below), if funded, will be utilized to repay the outstanding balance of Gamesys’ EUR and GBP Term Facilities. On April 20, 2021, the amount of the Bridge Commitment was reduced by the net proceeds from the Common Stock Offering (defined below).

Bally’s has also entered into a commitment letter (the “GLPI Commitment Letter”) with Gaming & Leisure Properties, Inc. (“GLPI”) pursuant to which GLPI has irrevocably committed to purchase shares of our common stock, or, subject to U.S. regulatory requirements, warrants, with a value of up to $500 million (the “GLPI Commitment”) at a price per share based on the volume-weighted average price determined over a period of time prior to such issuance.  The proceeds may be used to fund a portion of the aggregate cash consideration for the Gamesys Acquisition, acquisition costs and fees and expenses incurred by Bally’s and its affiliated entities related to the Gamesys Acquisition, or to refinance the existing indebtedness of Gamesys.  The GLPI Commitment contemplates that Bally’s and GLPI will affect one or more takeout sale and leaseback transactions, thereby reducing the number of Bally’s shares (or warrants) to be issued to GLPI. The amount of the GLPI Commitment may be reduced by certain net proceeds from the Equity Offerings.

The incurrence of the Bridge Facility and issuance of shares pursuant to the GLPI Commitment are collectively referred to as the “Financing Transaction”.

Equity Offerings

Common Stock Offering. On April 20, 2021, the Company announced the completion of its underwritten public offering of common stock (the “Common Stock Offering”). Bally’s issued a total of 12.65 million shares of common stock in the offering, which included 1.65 million shares pursuant to the full exercise of the underwriters’ over-allotment option. The Unaudited Pro Forma Financial Information reflects the public offering price in the Common Stock Offering of $55.00 per share. The Company received total net proceeds from the Common Stock Offering of approximately $671.4 million, net of estimated issuance costs of $24.4 million.

The Company intends to use the net proceeds from the Common Stock Offering to partially fund the cash portion of the consideration payable for the Gamesys Acquisition. Upon the consummation of the Common Stock Offering, substantially all of the net proceeds were placed in an escrow account with one of the banks that have committed to finance the Gamesys Acquisition to reduce such financing commitments. If the Gamesys Acquisition is terminated, lapses or is withdrawn for any reason prior to the consummation of the Gamesys Acquisition, the net proceeds of the Common Stock Offering will be released to the Company from escrow and, after payment of any cash redemption amount and/or repurchase price, used for general corporate purposes.

Unregistered Sales of Equity Securities. On April 20, 2021, the Corporation issued to affiliates of Sinclair Broadcast Group, Inc. (“Sinclair”) a warrant (the “Warrant”) to purchase 909,090 common shares for an aggregate purchase price of $50 million, the same price per share as the public offering price in the Common Stock Offering ($55.00 per share). The exercise price of the Warrant is nominal, and its exercise is subject to, among other conditions, requisite gaming authority approvals. Sinclair agreed not to acquire more than 4.9% of Bally’s outstanding common shares without such approvals. The proceeds from the sale of the Warrant were used by the Corporation to pay transaction costs related to Transactions.

The Common Stock Offering and the Unregistered Sales of Equity Securities are collectively referred to as the “Equity Offerings”.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

		Pro forma adjustments
(In thousands)	Bally’s Historical (Note 2)	Gamesys (US GAAP) (Note 5)	Gamesys Acquisition Adjustments (Note 6)		Financing Transaction (Note 7)		Equity Offerings (Note 8)		Pro forma Combined Company
Assets
Cash and cash equivalents	$151,653	$344,912	$(2,890,226)	6(a)	$2,234,921	7(a)	$671,399	8(a)	$512,659
Restricted cash	3,818	-	-		-		-		3,818
Players deposit	-	39,866	-		-		-		39,866
Accounts receivable, net	24,894	53,063	-		-		-		77,957

Inventory	10,784	-	-		-		-		10,784
Tax receivable	82,417	-	(470)	6(b)	-		20,818	8(b)	102,765
Prepaid expenses and other current assets	52,543	687	-		-		-		53,230
Total current assets	326,109	438,528	(2,890,696)		2,234,921		692,217		801,079

Property and equipment, net	753,601	12,647	-		-		-		766,248
Right of use assets, net	36,341	29,144	-		-		-		65,485
Goodwill, net	289,729	720,068	1,173,024	6(a)	-		-		2,182,821
Intangible assets, net	726,991	534,483	1,068,482	6(c)	-		-		2,329,956
Deferred tax assets	-	17,871	-		-		-		17,871
Other assets	6,029	6,875	-		-		-		12,904
Total assets	$2,138,800	$1,759,616	$(649,190)		$2,234,921		$692,217		$6,176,364

Liabilities and Shareholders' Equity
Current portion of long-term debt	$5,750	$-	$-		$-		$-		$5,750
Current portion of lease obligations	1,578	8,111	-		-		-		9,689
Current portion of cross currency and interest rate swap payable	-	9,348	-		-		-		9,348
Accounts payable	23,732	17,596	-		-		-		41,328
Payable to players	-	39,866	-		-		-		39,866
Accrued liabilities	131,850	154,929	(2,474)	6(d)	-		-		284,305
Total current liabilities	162,910	229,850	(2,474)		-		-		390,286

Lease obligations, net of current portion	62,720	22,408	-		-		-		85,128
Long-term debt, net of current portion	1,128,599	676,352	(676,352)	6(f)	1,734,921	7(b)	-		2,863,250
Pension benefit obligations	8,941	-	-		-		-		8,941
Deferred tax liability	30,642	58,562	246,002	6(g)	-		-		335,206
Naming rights liabilities	219,867	-	-		-		-		219,867
Contingent consideration payable	55,543	-	-		-		-		55,543
Other long-term liabilities	14,881	27,219	-		-		-		42,100
Total liabilities	$1,684,103	$1,014,391	$(432,824)		$1,734,921		$-		$4,000,591
Shareholders’ equity
Common stock	318	15,122	(15,024)	6(h)	93	7(c)	106	8(c)	615
Additional paid-in capital	434,457	13,609	513,148	6(h)	499,907	7(c)	745,644	8(d)	2,206,765
Treasury stock, at cost	(9)	-	-		-		-		(9)
Retained earnings	24,087	371,719	(369,715)	6(h)	-		(53,533)	8(e)	(27,442)
Other Reserves	-	344,775	(344,775)	6(h)	-		-		-
Accumulated other comprehensive loss	(4,156)	-	-		-		-		(4,156)
Total shareholders’ equity	454,697	745,225	(216,366)		500,000		692,217		2,175,773
Total liabilities and shareholders’ equity	$2,138,800	$1,759,616	$(649,190)		$2,234,921		$692,217		$6,176,364

See accompanying notes to the Unaudited Pro Forma Financial Information, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2021

		Pro forma adjustments
(In thousands, except for shares and share price)	Bally’s Historical (Note 2)	Gamesys (US GAAP) (Note 5)	Gamesys Acquisition Adjustments (Note 6)		Financing Transaction (Note 7)		Equity Offerings (Note 8)		Pro forma Combined Company
Revenues	$192,266	$272,800	$-		$-		$-		$465,066

Operating costs and expenses
Gaming, racing, hotel, food and beverage, retail, entertainment and other	66,409	148,536	-		-		-		214,945
Advertising, general and administrative	83,339	48,409	-		-		-		131,748
Goodwill and asset impairment	-	-	-		-		-		-
Expansion and pre-opening	603	-	-		-		-		603
Acquisition, integration and restructuring expense	9,418	3,724	(2,483)	6(d)	-		-		10,659
Storm related losses, net of insurance recoveries	(10,676)	-	-		-		-		(10,676)
Rebranding	913	-	-		-		-		913
Depreciation and amortization	12,786	31,997	11,154	6(e)	-		-		55,937
Foreign Exchange Gain/Loss	-	(5,793)	-		-		-		(5,793)
Total operating costs and expenses	162,792	226,873	8,671		-		-		398,336
Income (loss) from operations	29,474	45,927	(8,671)		-		-		66,730

Other income (expense)
Interest income	524	138	-		-		-		662
Interest expense, net of amounts capitalized	(20,798)	(7,034)	7,034	6(f)	(11,343)	7(d)	-		(32,141)
Change in value of naming rights liabilities	(27,406)	-	-		-		-		(27,406)
Gain on bargain purchases	-	-	-		-		-		-
Other, net	2,671	-	-		-		-		2,671
Total other expense	(45,009)	(6,896)	7,034		(11,343)		-		(56,214)

Income (loss) before provision for income taxes	(15,535)	39,031	(1,637)		(11,343)		-		10,516
Provision (Benefit) for income taxes	(4,830)	6,206	(311)	6(g)	(3,176)	7(e)	-		(2,111)
Net income (loss)	$(10,705)	$32,825	$(1,326)		$(8,167)		$-		$12,627

Earnings per share (Note 9):
Basic	$(0.30)								$0.18
Diluted	$(0.30)								$0.18

Weighted average shares outstanding (Note 9)
Basic	35,826,924		9,834,900	9(a)	9,333,582	9(a)	13,559,090	9(a)	68,554,496
Diluted	36,703,709		9,834,900	9(a)	9,333,582	9(a)	13,559,090	9(a)	69,431,281

See accompanying notes to the Unaudited Pro Forma Financial Information, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

		Pro forma adjustments
(In thousands, except for shares and share price)	Bally’s Historical (Note 2)	Completed Acquisitions pre-acquisition results and reclassifications (Note 3) (a)	Completed Acquisitions Adjustments (Note 4)		Gamesys (US GAAP) (Note 5)	Gamesys Acquisition Adjustments (Note 6)		Financing Transaction (Note 7)		Equity Offerings (Note 8)		Pro forma Combined Company
Revenues	$372,792	$92,893	$-		$934,398	$-		$-		$-		$1,400,083

Operating costs and expenses
Gaming, racing, hotel, food and beverage, retail, entertainment and other	138,669	43,092	-		513,489	-		-		-		695,250
Advertising, general and administrative	176,943	29,176	(53	) 4(a)	170,778	-		-		-		376,844
Goodwill and asset impairment	8,659	-	-		-	-		-		-		8,659
Expansion and pre-opening	921	-	-		-	-		-		-		921
Acquisition, integration and restructuring expense	13,257	-	-		4,751	28,352	6(d)	-		74,351	8(f)	120,711
Storm related losses, net of insurance recoveries	14,095	-	-		-	-		-		-		14,095
Rebranding	792	-	-		-	-		-		-		792
Depreciation and amortization	37,842	9,817	(314	) 4(b),(c)	121,599	50,532	6(e)	-		-		219,476
Foreign Exchange Gain/Loss	-	-	-		5,393	-		-				5,393
Total operating costs and expenses	391,178	82,085	(367)		816,010	78,884		-		74,351		1,442,141
Income (loss) from operations	(18,386)	10,808	367		118,388	(78,884)		-		(74,351)		(42,058)

Other income (expense)
Interest income	612	-	-		642	-		-		-		1,254
Interest expense, net of amounts capitalized	(63,248)	(6,167)	(498	) 4(d)	(30,817)	30,817	6(f)	(55,627)	7(d)	-		(125,540)
Change in value of naming rights liabilities	(57,660)	-	-		-	-		-		-		(57,660)
Gain on bargain purchases	63,871	-	-		-	-		-		-		63,871
Total other expense	(56,425)	(6,167)	(498)		(30,175)	30,817		(55,627)		-		(118,075)
		-
Income (loss) before provision for income taxes	(74,811)	4,641	(131)		88,213	(48,067)		(55,627)		(74,351)		(160,133)
Provision (Benefit) for income taxes	(69,324)	322	(37	) 4(e)	1,926	(9,133	) 6(g)	(15,576)	7(e)	(20,818	) 10(b)	(112,640)
Net income (loss)	$(5,487)	$4,319	$(94)		$86,287	$(38,934)		$(40,051)		$(53,533)		$(47,493)

Earnings per share (Note 9):
Basic	$(0.18)											$(0.74)
Diluted	$(0.18)											$(0.74)

Weighted average shares outstanding (Note 9)
Basic	31,315,151					9,834,900	9(a)	9,333,582	9(a)	13,559,090	9(a)	64,042,723
Diluted	31,315,151					9,834,900	9(a)	9,333,582	9(a)	13,559,090	9(a)	64,042,723

(a)	Includes pre-acquisition results for (1) Casino KC and Casino Vicksburg for the period from January 1, 2020 through June 30, 2020 and (2) Shreveport for the period from January 1, 2020 through December 22, 2020. See Note 3 for reclassification adjustments made to conform the Completed Acquisitions to the presentation used by Bally’s.

See accompanying notes to the Unaudited Pro Forma Financial Information, which are an integral part of these statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

The Unaudited Pro Forma Financial Information has been prepared based on U.S. GAAP and pursuant to the rules and regulations of Securities and Exchange Commission’s (“SEC”) Regulation S-X and presents the Pro Forma Balance Sheet and Pro Forma Statement of Operations of the combined companies based upon the historical financial information of Bally’s, the Acquired Companies and Gamesys, after giving effect to the following transactions:

•	The Completed Acquisitions;

•	The Gamesys Acquisition;

•	The Financing Transaction; and

•	The Equity Offerings.

The Unaudited Pro Forma Financial Information is not necessarily indicative of what Bally’s consolidated statements of operations or consolidated balance sheet would have been had the Acquisitions been completed as of the dates indicated or will be for any future periods. The Unaudited Pro Forma Financial Information does not purport to project the future financial position or results of operations of Bally’s following the Transactions. The Unaudited Pro Forma Financial Information reflects transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Balance Sheet and Pro Forma Statement of Operations assuming the Transactions (other than, in the case of Bally’s Pro Forma Balance Sheet, the Casino KC, Casino Vicksburg and Shreveport acquisitions) had been consummated as of March 31, 2021 and January 1, 2020, respectively. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Bally’s financial condition and results of operations as a result of the closing of the Transactions. All dollar amounts are presented in thousands, unless otherwise noted.

Bally’s has concluded that the Gamesys Acquisition represents a business combination pursuant to ASC 805. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions for the Gamesys Acquisition. The Company will continue to refine its identification and valuation of assets acquired and the liabilities assumed as further information becomes available. Using the total consideration for the transactions, Bally’s has preliminarily allocated the purchase price to such assets and liabilities as of March 31, 2021. The preliminary purchase price allocation has been used to prepare pro forma adjustments in the Unaudited Pro Forma Financial Information. The final purchase price allocation will be determined when Bally’s has completed the Gamesys acquisition. The final purchase price allocation could differ materially from the preliminary purchase price allocation. The final purchase price allocation may include changes in the allocation to intangible assets and goodwill based on the results of certain valuations and other studies that have yet to be completed and other changes to assets and liabilities.

The Unaudited Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Bally’s and reflect certain adjustments to the Acquired Companies’ and Gamesys’ historical financial information to conform to the accounting policies of Bally’s based on a preliminary review of the Acquired Companies’ and Gamesys accounting policies.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that Bally’s management believes are reasonable. The notes to the Unaudited Pro Forma Financial Information describe how such adjustments were derived and presented in the Pro Forma Balance Sheet and Pro Forma Statement of Operations. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Unaudited Pro Forma Financial Information. Certain historical financial statement caption amounts for Gamesys and the Acquired Companies have been reclassified or combined to conform to Bally’s presentation and disclosure requirements.

The Unaudited Pro Forma Financial Information should be read in conjunction with the audited consolidated financial statements and related notes of Bally’s and Gamesys as of and for the year ended December 31, 2020 and the unaudited interim consolidated financial statements of Bally’s as of and for the three months ended March 31, 2021.

Note 2 — Bally’s historical financial statements

The results of Bally’s for the year ended December 31, 2020 have been extracted from the audited consolidated financial statements of Bally’s, as set out in Bally’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The results and net assets of Bally’s as of and for the three months ended March 31, 2021 have been extracted from the unaudited consolidated financial statements of Bally’s, as set out in Bally’s Interim Report on Form 10-Q for the three months ended March 31, 2021.

Note 3 — Completed Acquisitions pre-acquisition results and reclassifications

Certain reclassifications were directly applied to the pre-acquisition historical financial statements of the Acquired Companies to conform to the financial statement presentation of Bally’s.

Reclassifications in the Pro Forma Statement of Operations are as follows:

	Casino KC and Casino Vicksburg Before Reclassification	Shreveport Before Reclassification	Reclassifications	Notes	Completed Acquisitions After Reclassifications
(In thousands)	Note (a)	Note (b)
Revenues	$25,130	$67,763	$-		$92,893
			-
Operating costs and expenses
Gaming, racing, hotel, food and beverage, retail, entertainment and other	10,493	34,974	(2,375)	(c)	43,092
Marketing & promotions	1,144	2,248	(3,392)	(c)	-
Advertising, general and administrative	9,068	11,765	8,343	(c)	29,176
Management Fee	514	2,062	(2,576)	(c)	-
Depreciation and amortization	2,913	6,904	-		9,817
Total operating costs and expenses	24,132	57,953	-		82,085
Income from operations	998	9,810	-		10,808
Other income (expense)
Interest expense, net of amounts capitalized	(1,730)	(4,437)	-		(6,167)
Total other expense	(1,730)	(4,437)	-		(6,167)

Income (loss) before provision for income taxes	(732)	5,373	-		4,641
Provision for income taxes	322	-	-		322
Net income (loss)	$(1,054)	$5,373	$-		$4,319

(a) The results of Casino KC and Casino Vicksburg for the period from January 1, 2020 through June 30, 2020 have been extracted from the audited combined financial statements of Casino KC and Casino Vicksburg, as set out in Bally’s Current Report on Form 8-K filed with the SEC on February 3, 2021.

(b) The results of Shreveport for the period from January 1, 2020 through December 22, 2020 have been extracted from the audited consolidated financial statements of Shreveport, as set out in Bally’s Current Report on Form 8-K filed with the SEC on February 12, 2021.

(c) Represents the reclassification of balances in “Gaming, racing, hotel, food and beverage, retail, entertainment and other” ($2,375), “Marketing & promotions” ($3,392), and “Management Fee” ($2,576) to Advertising, general and administrative expenses.

Note 4 — Completed Acquisitions adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Unaudited Pro Forma Financial Information:

4(a) Represents a $53 decrease in lease expense related to changes in the fair value of right of use asset and lease liabilities of the Acquired Companies.

4(b) Represents decrease in depreciation expense related to acquired property and equipment resulting from the fair value adjustment of assets acquired in the Completed Acquisitions. Bally’s estimated that the fair value of property and equipment was greater than Shreveport’s book value by $45.9 million and less than Casino KC and Casino Vicksburg’s book value by $8.0 million. Therefore, depreciation expense decreased by a total of $0.4 million on a combined basis for the year ended December 31, 2020 using the straight-line method of depreciation. The estimated remaining useful lives of acquired property and equipment from the Completed Acquisitions ranged from 2 years to 40 years:

(In thousands)	Fair Value	Weighted Average Useful Life (Years)	Depreciation Method	Year ended December 31, 2020
Land improvements	$6,100	10	Straight Line	$428
Buildings and improvements	114,419	37	Straight Line	2,676
Furniture, fixtures and equipment	26,374	6	Straight Line	4,101
Vessels and automobiles	26,751	12	Straight Line	2,191
Total depreciation expense				9,396
Less: historical depreciation expense				(9,765)
Total Pro forma Adjustment				$(369)

4(c) Represents the amortization of intangible assets related to the Completed Acquisitions over a three- to ten-year period as if the Completed Acquisitions occurred on January 1, 2020. The estimated useful lives were determined based on a review of the time period over which economic benefit is expected to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and management’s expectations based on historical experience with similar assets:

(In thousands)	Fair Value	Weighted Average Useful Life (Years)	Amortization Method	Year ended December 31, 2020
Rated Player Relationships	1,300	8	Straight Line	$107
Total acquired finite lived intangible assets	1,300			107
Less: historical intangible asset amortization expense				(52)
Total Pro forma Adjustment				$55

4(d) Represents the reversal of interest expense on intercompany loans recorded by Casino KC and Casino Vicksburg ($1,730) and Shreveport ($4,437). Additionally, represents the interest expense for borrowings that would have been needed to finance the $230 million purchase price of Casino KC and Casino Vicksburg and the $140 million purchase price of Shreveport had each of the acquisitions closed on January 1, 2020. The adjustment to record interest expense assumes the additional borrowings for Casino KC, Casino Vicksburg, and Shreveport were obtained on January 1, 2020 for both transactions and was outstanding until the point the Company had financing in place to fund each acquisition.

For the Casino KC and Casino Vicksburg transaction, interest expense of $2,540 was calculated using a weighted average rate of 4.43% for the first three months of 2020 at which point the Company had financing in place to fund the acquisition.

Interest expense of $4,125 for the Shreveport transaction was calculated assuming the additional debt of $140 million was outstanding at a weighted average rate of 3.8% until October 2020 at which point the Company had financing in place to fund the acquisition:

(In thousands)	Casino KC and Casino Vicksburg	Shreveport	Total Pro Forma Adjustment
Elimination of historical interest expense	$(1,730)	$(4,437)	$(6,167)
Interest expense related to net borrowings	2,540	4,125	6,665
Pro forma adjustment to interest expense	$810	$(312)	$498

4(e) Reflects the income tax effect of the Completed Acquisitions adjustments, calculated using Bally’s statutory tax rate of 28%. This rate may be subject to change and may not be reflective of Bally’s effective tax rate for future periods after consummation of the Transactions.

Note 5— Gamesys reclassifications and IFRS to U.S. GAAP adjustments

Gamesys’ historical financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (‘‘IFRS’’), which differ in certain significant respects from U.S. GAAP as applied by Bally’s. Adjustments were made to Gamesys’ financial statements to convert them from IFRS to U.S. GAAP and to Bally’s existing accounting policies after evaluating potential areas of differences.

The historical financial information of Gamesys was prepared in accordance with IFRS and presented in Pounds Sterling. The historical financial information was translated from Pounds Sterling to U.S. dollars using the March 31, 2021 spot rate to translate the Balance Sheet and the average daily exchange rate for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively to translate the Statement of Operations:

GBP £ / USD $
March 31, 2021 spot rate	1.375
Three months ended March 31, 2021 average exchange rate	1.379
Year ended December 31, 2020 average exchange rate	1.284

These exchange rates may differ from future exchange rates which would have an impact on the Unaudited Pro Forma Financial Information and would also impact purchase accounting upon consummation of the acquisition. As an example, utilizing the daily closing exchange rate at May 14, 2021 of £1/US$1.4088 would increase the translated amounts of net income for the three months ended March 31, 2021 and the year ended December 31, 2020 presented below by approximately $705 and $8,384, respectively, as well as increase total assets as of March 31, 2021, presented below, by approximately $43,648.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Balance Sheet as of March 31, 2021:

(In thousands)	Gamesys Reported IFRS (GBP) (a)	Reclassifications (GBP)	Note	Gamesys US GAAP (GBP)	Gamesys US GAAP (USD)
Current assets
Cash and cash equivalents	250,900	-		250,900	344,912
Player deposits	29,000	-		29,000	39,866
Accounts receivable, net	38,600	-		38,600	53,063
Taxes receivable	500	(500)	(b)	-	-
Prepaid expenses and other current assets	-	500	(b)	500	687
Total current assets	319,000	-		319,000	438,528
Non-current assets					-
Property and equipment, net	9,200	-		9,200	12,647
Intangible assets	388,800	-		388,800	534,483
Goodwill	523,800	-		523,800	720,068
Right-of-use assets	21,200	-		21,200	29,144
Deferred tax asset	13,000	-		13,000	17,871
Other long-term receivables	5,000	(5,000)	(c)	-	-
Other assets	-	5,000	(c)	5,000	6,875
Total assets	1,280,000	-		1,280,000	$1,759,616

Liabilities and Equity
Current liabilities
Accounts payable and accrued liabilities	98,700	(98,700)	(d),(e)	-	-
Accounts payable	-	12,800	(d)	12,800	17,596
Accrued liabilities	-	112,700	(e)	112,700	154,929
Other short-term payables	900	(900)	(d)	-	-
Current portion of cross currency and interest rate swap payable	6,800	-		6,800	9,348
Current portion of lease obligations	5,900	-		5,900	8,111
Interest payable	1,900	(1,900)	(e)	-	-
Payable to players	29,000	-		29,000	39,866
Provision for taxes	24,000	(24,000)	(e)	-	-
Total current liabilities	167,200	-		167,200	229,850
Non-current liabilities					-
Other long-term payables	13,700	(13,700)	(f)	-	-
Other long-term liabilities	-	19,800	(f)	19,800	27,219
Provisions	6,100	(6,100)	(f)	-	-
Lease obligations, net of current portion	16,300	-		16,300	22,408
Deferred tax liability	42,600	-		42,600	58,562
Long-term debt, net of current portion	492,000	-		492,000	676,352
Total liabilities	737,900	-		737,900	1,014,391
Equity					-
Retained earnings	270,400	-		270,400	371,719
Share capital	11,000	(11,000)	(g)	-	-
Common stock	-	11,000	(g)	11,000	15,122
Share premium	9,900	(9,900)	(g)	-	-
Additional paid-in capital	-	9,900	(g)	9,900	13,609
Other reserves	250,800	-		250,800	344,775
Total shareholders’ equity	542,100	-		542,100	745,225
Total liabilities and shareholders’ equity	1,280,000	-		1,280,000	$1,759,616

(a) The net assets of Gamesys at March 31, 2021 have been extracted from Gamesys’ internal management information systems.

The classification of certain items presented by Gamesys under IFRS have been modified in order to align with the presentation used by Bally’s under U.S. GAAP. There were no other material adjustments made to the balance sheet to align with U.S. GAAP based on management’s preliminary assessment of differences between IFRS and U.S. GAAP. The following modifications were made to the Unaudited Pro Forma Balance Sheet presentation:

(b) Reclassification of Taxes receivable to Prepaid expenses and other current assets.

(c) Reclassification of Other long-term receivables to Other assets.

(d) Reclassification of £12.8 million of trade payables from Accounts payable and accrued liabilities to Accounts payable and £0.9 million of Other short-term payables to Accounts payable.

(e) Reclassification of Interest payable, Provision for taxes, and £86.8 million of accrued liabilities included in Accounts payable and accrued liabilities to Accrued Liabilities.

(f) Reclassification of Other long-term payables and Provisions to Other long-term liabilities.

(g) Reclassification of Share capital and Share premium to Common stock and Additional paid-in capital, respectively.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2021:

		Reclassification and IFRS to GAAP adjustments (GBP)
(In thousands)	Gamesys Reported IFRS (GBP) (a)	Reclassification Adjustments	Leases	Notes	Gamesys US GAAP (GBP)	Gamesys US GAAP (USD)
Revenues	197,800	-	-		197,800	$272,800

Operating costs and expenses
Distribution costs	107,700	(107,700)	-	(b)	-	-
Gaming, racing, hotel, food and beverage, retail, entertainment and other	-	107,700	-	(b)	107,700	148,536
Administrative costs	58,000	(58,000)	-	(c),(d)	-	-
Impairment of financial assets	-	-	-	(d)	-	-
Advertising, general and administrative	-	33,500	1,600	(d),(g)	35,100	48,409
Severance costs	800	(800)	-	(e)	-	-
Transaction related costs	1,900	(1,900)	-	(e)	-	-
Acquisition, integration and restructuring expense	-	2,700	-	(e)	2,700	3,724
Depreciation and amortization	-	24,500	(1,300)	(c),(g)	23,200	31,997
Foreign exchange loss/(gain)	(4,200)	-	-		(4,200)	(5,793)
Total operating costs and expenses	164,200	-	300		164,500	226,873
Income (loss) from operations	33,600	-	(300)		33,300	45,927
Other income (expense)
Interest income	(100)	-	-		(100)	(138)
Interest expense	5,100	(5,100)	-	(f)	-	-
Accretion on financial liabilities	300	(300)	-	(f)	-	-
Interest expense, net of amounts capitalized	-	5,400	(300)	(f),(g)	5,100	7,034
Total other expense	5,300	-	(300)		5,000	6,896
Income (loss) before provision for income taxes	28,300	-	-		28,300	39,031
Tax expense	4,500	-	-		4,500	6,206
Net income (loss)	23,800	-	-		23,800	$32,825

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2020:

		Reclassification and IFRS to U.S. GAAP adjustments (GBP)
(In thousands)	Gamesys Reported IFRS (GBP) (a)	Reclassification Adjustments	Leases	Notes	Gamesys U.S. GAAP (GBP)	Gamesys U.S. GAAP (USD)
Revenues	727,700	-	-		727,700	$934,398

Operating costs and expenses	-	-	-		-	-
Distribution costs	399,900	(399,900)	-	(b)	-	-
Gaming, racing, hotel, food and beverage, retail, entertainment and other	-	399,900	-	(b)	399,900	513,489
Administrative costs	221,500	(221,500)	-	(c),(d)	-	-
Impairment of financial assets	5,000	(5,000)	-	(d)	-	-
Advertising, general and administrative	-	126,500	6,500	(d),(g)	133,000	170,778
Severance costs	1,900	(1,900)	-	(e)	-	-
Transaction related costs	1,800	(1,800)	-	(e)	-	-
Acquisition, integration and restructuring expense	-	3,700	-	(e)	3,700	4,751
Depreciation and amortization	-	100,000	(5,300)	(c),(g)	94,700	121,599
Foreign exchange loss/(gain)	4,200	-	-		4,200	5,393
Total operating costs and expenses	634,300	-	1,200		635,500	816,010
Income (loss) from operations	93,400	-	(1,200)		92,200	118,388
Other income (expense)
Interest income	(500)	-	-		(500)	(642)
Interest expense	24,000	(24,000)	-	(f)	-	-
Accretion on financial liabilities	1,200	(1,200)	-	(f)	-	-
Interest expense, net of amounts capitalized	-	25,200	(1,200)	(f),(g)	24,000	30,817
Total other expense	24,700	-	(1,200)		23,500	30,175
Income (loss) before provision for income taxes	68,700	-	-		68,700	88,213
Tax expense	1,500	-	-		1,500	1,926
Net income (loss)	67,200	-	-		67,200	$86,287

(a) The results of Gamesys for the three months ended March 31, 2021 have been extracted from Gamesys’ internal management information systems and the results for the year ended December 31, 2020 have been extracted from the consolidated financial statements of Gamesys, as set out in Bally’s Current Report on Form 8-K filed with the SEC on April 13, 2021.

The classification of certain items presented by Gamesys under IFRS has been modified in order to align with the presentation used by Bally’s under U.S. GAAP. The following modifications were made to the Unaudited Pro Forma Statement of Operations presentation:

(b) Reclassification of Distribution costs to Gaming, racing, hotel, food and beverage, retail, entertainment and other.

(c) Includes the reclassification of £22.3 million and £91.2 million of amortization for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively and £2.2 million and £8.8 million of depreciation for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, to Depreciation and amortization.

(d) Reclassification of £5.0 million of Impairment of financial assets for the year ended December 31, 2020, and £33.5 million and £121.5 million for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively, of Administrative costs to Advertising, general and administrative.

(e) Reclassification of Severance costs and Transaction related costs to Acquisition, integration and restructuring expense

(f) Reclassification of Interest expense and Accretion on financial liabilities to Interest expense, net of amounts capitalized.

(g) Reflects reclassification of £1.3 million and £5.3 million of depreciation for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively and £0.3 million and £1.2 million of interest expense for the three months ended March 31, 2020 and the year ended December 31, 2020, respectively, related to leased assets to lease expense. Under IFRS, leases are not classified as operating or finance leases. A single recognition and measurement model is applied to all leases, which results in nearly all leases under IFRS being treated similarly to finance leases under U.S. GAAP. Under U.S. GAAP, leases are classified as either operating or finance leases on the basis of specific lease classification criteria. Management performed a preliminary assessment and concluded that Gamesys’ leases would be classified as operating leases under U.S. GAAP with lease expense recognized on a straight-line basis as part of Advertising, general and administrative expenses. Management concluded that there would not be a material difference between the expense already recognized and measuring lease expense on a straight-line basis under U.S. GAAP. Therefore, no further adjustment has been recorded.

Note 6 — Gamesys Acquisition adjustments

6(a) Preliminary purchase consideration and allocation

The Gamesys Acquisition, which is expected to close in late 2021, will result in Bally’s acquiring all of the outstanding equity securities of Gamesys for an estimated purchase price of $3,375 million funded through debt financing and the issuance of equity, subject to certain customary post-closing adjustments. The Company will acquire both the operations and real estate of Gamesys.

Bally’s has performed a preliminary analysis of the fair value of Gamesys’ assets and liabilities based on publicly available benchmarking information as well as a variety of other factors, including market participant assumptions. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(In thousands, except share and share price amounts)
Gamesys shares expected to be exchanged	28,673,178	(i)
Gamesys purchase price per share translated using May 14, 2021 spot rate	$26.06
Bally's closing share price on May 14, 2021	$53.57
Exchange ratio	0.343	(i)
Total Bally's shares to be issued	9,834,900
Total value of Bally's shares to be issued	$526,856	(i)
Total cash consideration paid at $26.06 price per Gamesys Share	$2,171,874	(ii)
Repayment of Gamesys Debt	$676,352	(iii)
Total purchase consideration	$3,375,082
Less total cash acquired	$(302,912)	(iv)
Purchase consideration, net of cash acquired	$3,072,170

Allocation of purchase consideration, net of cash acquired:
Estimated fair values of assets acquired
Current assets, excluding cash	$93,616	(v)
Intangible assets	$1,602,966	(v)
Other non current assets	$66,537	(v)
Total estimated fair values of liabilities assumed, excluding debt	$(279,477)	(v)
Deferred tax liability	$(304,564)	(v)
Residual Goodwill	$1,893,092
Less Gamesys’ historical goodwill	$(720,068)
Goodwill adjustment	$1,173,024	(vi)

(i)	Upon closing of the Gamesys Acquisition, Bally’s will provide Gamesys shareholders who elect to exchange their shares, 0.343 shares of Bally’s common stock for each share of Gamesys common stock. The remaining shares of Gamesys common stock will be settled in cash for which shareholders will be entitled to receive £18.50 per share. The table above assumes an exchange rate of $1.4088 per Pound Sterling, based on the May 14, 2021 spot rate, which was used to translate the Gamesys price from Pounds Sterling to U.S. Dollars. Certain of Gamesys’ current shareholders holding an aggregate amount of 25.6% of Gamesys’ shares have agreed to receive shares of Bally’s Common Stock in the Gamesys Acquisition. As such, for purposes of this Unaudited Pro Forma Financial Information, Bally’s estimates 25.6% of Gamesys’ outstanding shares (112,005,496 shares on May 14, 2021, including 2,386,295 Gamesys shares that are expected to vest immediately prior to the transaction) will be exchanged for 9,834,900 shares of Bally’s Common Stock, and the balance of Gamesys’ outstanding shares will be exchanged for cash. For purposes of this Unaudited Pro Forma Financial Information, Bally’s estimates that 74.43% of Gamesys’ outstanding shares will be exchanged for cash, resulting in aggregate cash consideration of $2,172 million to be financed through net proceeds from the Bridge Facility. The remaining proceeds from the Bridge Facility will be used for the repayment of Gamesys’ EUR and GBP Term Facilities. The GLPI Commitment will be leveraged to the extent the proceeds from the Equity Offerings and Bridge Facility are not sufficient. The actual amount of purchase consideration that will be settled in equity will be determined upon consummation of the Gamesys Acquisition. A hypothetical 10% increase or decrease in the number of outstanding Gamesys shares that are exchanged for Bally’s Common Stock, all other factors remaining constant, would result in a corresponding increase or decrease in the equity consideration of $52.7 million, or 983,490 shares of Bally’s Common Stock.

(ii)	Cash consideration assumes 74.4% of outstanding Gamesys shares will be exchanged for cash equal to £18.50 per share.

(iii)	Under the terms of the Gamesys Acquisition, Bally’s will repay the outstanding balance of Gamesys debt. The value of the Gamesys debt at March 31, 2021 has been included in the calculation of preliminary purchase consideration, however actual purchase consideration will reflect the balance of Gamesys’ debt outstanding as of the acquisition date.

(iv)	Cash acquired excludes $42 million dividend (28 pence per share) declared by Gamesys on March 8, 2021, payment of which will be accelerated upon transaction closing.

(v)	Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Gamesys based on its estimated fair value as of the closing date. Except as discussed in the notes below, the carrying value of Gamesys’ assets and liabilities are considered to approximate their fair values.

(vi)	The preliminary fair value adjustments are based on benchmark data available to Bally’s and is subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill recorded. Goodwill is attributable to the assembled workforce of Gamesys and planned growth in new markets through continued investment. Goodwill recorded is not expected to be deductible for tax purposes.

6(b) Represents the tax benefit related to non-recurring transaction costs that are expected to be incurred that have not been recognized in the historical financial statements of Gamesys.

6(c) Represents the fair value of intangible assets acquired. This includes the total acquired finite-lived intangible assets less the historical intangible assets recorded by Gamesys.

(In thousands)	Three months ended March 31, 2021
Trademarks and trade names	$184,014
Customer relationships	995,038
Developed technology (Software)	395,289
Partnership Agreement	28,624
Total acquired finite lived intangible assets	1,602,965
Less: historical intangible assets	(534,483)
Pro forma adjustment	$1,068,482

6(d) Represents non-recurring transaction costs that are expected to be incurred that have not been recognized in the historical financial statements of Gamesys.

6(e) Represents incremental amortization expense of $50,532 and $11,154 for the year ended December 31, 2020 and three months ended March 31, 2021, respectively related to identified intangible assets acquired in connection with the Gamesys Acquisition. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.

(In thousands)	Fair Value	Useful Life (Years)	Amortization Method	Year ended December 31, 2020	Three months ended March 31, 2021
Trademarks and trade names	$184,014	10	Straight Line	$17,335	$4,334
Customer relationships	995,038	10	Straight Line	93,735	23,434
Developed technology (Software)	395,289	7	Straight Line	53,196	13,299
Partnership Agreement	28,624	8	Straight Line	3,371	843
Gaming Licenses	N/A	N/A	Straight Line	-	-
Non-compete Agreements	N/A	N/A	Straight Line	-	-
Total acquired finite lived intangible assets	1,602,966	-	-	167,637	41,909
Less: historical intangible asset amortization expense				(117,105)	(30,755)
Pro forma adjustment				$50,532	$11,154

The value of intangible assets is preliminary. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $160.3 million and annual amortization expense of approximately $28.1 million, assuming an overall weighted average useful life of 9.22 years.

6(f) Represents repayment of Gamesys’ EUR and GBP Term Facilities ($676,352) and reversal of related interest expense ($7,034 and $30,817 for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively).

6(g) Reflects the income tax effect of pro forma adjustments the three months ended March 31, 2020 and the year ended December 31, 2020, respectively. Bally’s has used a UK statutory tax rate of 19 percent to calculate the financing and acquisition related adjustments to the Pro Forma Balance Sheet. The total adjustment to deferred tax liabilities is related to the following estimated fair value adjustments:

(In thousands)	Fair Value	Tax rate	Pro Forma Deferred Tax Adjustment
Intangible assets, net	$1,602,966	19%	$304,564
Less: deferred taxes on historical intangible assets			(58,562)
Pro forma adjustment			$246,002

The tax impact of the financing and acquisition business-related adjustments to the Pro Forma Statement of Operations was a $311 and $9,133 tax benefit as of the three months ended March 31, 2021 and the year ended December 31, 2020, respectively. This adjustment includes amortization, elimination of interest expense, interest expense related to borrowing costs, and transaction costs. The total tax impact was calculated using a tax rate of 19 percent.

6(h) Represents adjustments to equity related to the Gamesys Acquisition:

	Eliminate Gamesys' Equity	Issuance to Gamesys Shareholders	Transaction Costs	Total Acquisition Adjustments to Equity
Common stock	(15,122)	98	-	(15,024)
Additional paid-in capital	(13,609)	526,757	-	513,148
Retained earnings	(371,719)	-	2,004	(369,715)
Other Reserves	(344,775)	-	-	(344,775)
Total shareholders’ equity	(745,225)	526,855	2,004	(216,366)

Note 7 — Financing Transaction adjustments

Adjustments to the Pro Forma Balance Sheet related to the Bridge Facility and GLPI Commitment include the following:

7(a) Represents an increase in cash related to net proceeds from the Bridge Facility entered into by Bally’s and proceeds from the $500 million GLPI Commitment to provide the financing necessary to pay the cash portion of the consideration payable to Gamesys’ shareholders upon consummation of the Gamesys Acquisition, for refinancing existing indebtedness from Gamesys upon consummation of the Gamesys Acquisition and to pay fees, costs and expenses incurred in connection with the Gamesys Acquisition:

(in thousands except for per share amounts)
Bally’s share price on May 14, 2021	$53.57
Bally’s shares to be issued to GLPI	9,334
Proceeds from GLPI	$500,000

Gross proceeds of Bridge Facility	$1,745,393
Bridge Facility fees	$(10,472)
Net proceeds from Bridge Facility	$1,734,921

Total proceeds from Financing Transaction	$2,234,921

7(b) Represents a $1,735 million increase in debt from the Bridge Facility, net of $10.5 million related fees and expenses.

7(c) Represents a $93 adjustment to common stock related to the issuance of 8.1 million shares, at par value of $0.01 per share, expected to be issued to GLPI (at an assumed purchase price equal to the closing sale price of Bally’s common stock on NYSE on May 14, 2021), and a $499.9 million adjustment to additional paid in capital related to the GLPI Commitment, as discussed above.

Adjustments to the Unaudited Pro Forma Income Statement related the Bridge Facility include the following:

7(d) Comprised of amortization of $10.3 million of fees incurred in connection with the Bridge Facility and $11.3 million and $45.3 million of interest expense as of the three months ended March 31, 2021 and year ended December 31, 2020 related to the Bridge Facility. The adjustment assumes that the Bridge Facility was outstanding for the full year 2020 at a weighted average interest rate of 2.66%. This rate is based on the 1 Month LIBOR rate at December 31, 2020 plus 2.50%. A change in the underlying interest rate of 1/8 of a percentage point would result in an increase or decrease in interest expense of $2.1 million.

7(e) Represents the tax benefit related to the Financing Transaction adjustments.

Note 8 — Equity Offering adjustments

Adjustments to the Pro Forma Balance Sheet and Pro Forma Statement of Operations related to the Equity Offerings include the following:

8(a) Represents the net proceeds from the Equity Offerings, reduced by the amount that was used to pay $50 million of transaction costs related to Transactions. A reconciliation of the gross proceeds received to the net cash proceeds received from the Equity Offerings is set forth below:

(In thousands except per share amounts)
Class A common stock public offering price per share	$55.00
Shares of Class A common stock issued	12,650
Gross proceeds	$695,750
Less: Underwriting discounts, commissions, and offering expenses	(24,351)
Net cash proceeds	$671,399

Proceeds from sale of Warrant	50,000

Total net cash proceeds from Equity Offerings	$721,399

8(b) Represents tax benefit related to the issuance fees and offering expenses for the Equity Offerings.

8(c) Represents an adjustment to common stock related to the issuance of 12.65 million shares, par value $0.01 per share, issued pursuant to the Common Stock Offering.

8(d) Comprised of a $695.6 million adjustment related to the Common Stock Offering and a $50 million adjustment related to the sale of the Warrant to Sinclair.

8(e) Represents an adjustment to retained earnings related to issuance fees and offering expenses for the Equity Offerings, net of tax.

8(f) Represents an adjustment to the Pro Forma Statement of Operations related to issuance fees and offering expenses for the Equity Offerings.

Note 9 — Pro forma earnings per share information

9(a) Represents the net earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Gamesys Acquisition, the Financing Transaction and the Equity Offerings, assuming the shares were outstanding since January 1, 2020 and January 1, 2021, respectively. As the Gamesys Acquisition, the Financing Transaction and the Equity Offerings are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding assumes that the shares issuable relating to the Gamesys Acquisition, the Financing Transaction and the Equity Offerings have been outstanding for the entire period presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares.

(In thousands, except shares and per share amounts)	December 31, 2020	March 31, 2021
Pro forma net income (loss)	(47,493)	12,627
Basic weighted average common shares outstanding:
Historical share count	31,315,151	35,826,924
Expected shares issuable to Gamesys Shareholders	9,834,900	9,834,900
Additional issuance in Common Stock Offering	12,650,000	12,650,000
Additional issuance to GLPI	9,333,582	9,333,582
Sale of Warrant	909,090	909,090
Basic weighted average common shares outstanding used in pro forma net income (loss) per share	64,042,723	68,554,496
Pro forma net income (loss) per share, basic	(0.74)	0.18

Impact of dilution on historical shares outstanding	-	876,785
Diluted weighted average common shares outstanding used in pro forma net income (loss) per share	64,042,723	69,431,281
Pro forma net income (loss) per share, diluted	(0.74)	0.18